Exhibit 10.127

ASSIGNMENT OF RENTS AND LEASES

THIS ASSIGNMENT OF RENTS AND LEASES (together with all extensions, renewals, amendments, substitutions and replacements hereto and hereof the "Assignment") is dated January 29, 2009 and effective as of January 30, 2009  by GRAND CENTRAL LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at 180 East Broad Street, 21st Floor, Columbus, Ohio 43215 (the "Assignor") in favor of FIRST COMMONWEALTH BANK, having its principal place of business at Philadelphia and Sixth Streets, Indiana, Pennsylvania 15701 (the "Assignee").

WITNESSETH:

WHEREAS, pursuant to that certain Loan Agreement (the Loan Agreement and all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof is herein referred to as the "Agreement") dated as of January 30, 2009 by and between the Assignor and the Assignee, the Assignee has agreed to make available to the Assignor a term loan in the principal amount of FORTY SEVEN MILLION AND 00/100 DOLLARS ($47,000,000.00) (the "Loan"), which Loan will be evidenced by a certain Note (as such term is defined in the Agreement); and

WHEREAS, the Assignor is the owner of certain real property and the improvements located in the City of Parkersburg, Wood County, West Virginia and known as the Grand Central Mall, as more particularly described on Exhibit A hereto, together with all buildings and improvements now or at any time located thereon (all of the foregoing collectively the "Real Estate Collateral"); and

WHEREAS, as a condition precedent (among others) to the Assignee entering into the Agreement and making the Loan, the Assignee has required that the Assignor grant to the Assignee a first perfected mortgage lien and security interest in and to the Real Estate Collateral, as security for the due and punctual payment of all amounts owed under and in connection with the Agreement, Loan, the Note, including without limitation all outstanding principal, all accrued and unpaid interest thereon, and all fees, expenses, costs, premiums, penalties, indemnity obligations and all other amounts, of whatever type, owed by the Assignor in connection with the Agreement, the Loan, and the Note or any Rate Management Agreement entered into by and between the Bank and the Borrower in connection with the Loan, and for the due and punctual performance by the Assignor of the Deed of Trust and this Assignment and all the other Loan Documents (as such term is defined in the Agreement), (all of the foregoing collectively the "Obligations"); and

WHEREAS, as an additional condition precedent (among others) to the Assignee entering into the Agreement and making the Loan to the Assignor, the Assignee has required that the Assignor, by the execution and delivery of this Assignment, secure the full and punctual payment of the Obligations and the due and punctual performance of the Loan Documents by assigning to the Assignee all of the Assignor's rights, title and interests in and to the rents, leases, profits and other amounts relating to or arising from or in connection with the Real Estate Collateral.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged by the Assignor, in order to secure (i) the full and punctual payment of the Obligations, including, without limitation, the principal of, and interest on, the Note in accordance with the terms and conditions of the Note,  and (ii) the full and punctual performance of this Assignment, the Note, the Agreement and the other Loan Documents, as they may be amended, modified or supplemented from time to time, the Assignor and the Assignee hereby agree as follows:

ARTICLE I
INCORPORATION BY REFERENCE; DEFINITIONS; RULES OF CONSTRUCTION

1.1                      Incorporation by Reference.  All of the terms and provisions of the Agreement, the Note and the other Loan Documents are specifically incorporated herein by reference and made a part hereof as though set forth herein.  The foregoing recitals are hereby incorporated into and made a material part of this Assignment.

1.2                      Definitions.  As used in this Assignment, except as otherwise noted, the capitalized terms used herein as defined terms which are not defined herein but which are defined in the Agreement and the Note shall have the same meanings herein as are given them in the Agreement, the Note or the Deed of Trust and Security Agreement dated as of even date herewith and executed by the Assignor in favor of the Assignee (the "Deed of Trust").

1.3                      Rules of Construction.   In this Assignment (except as otherwise expressly provided or unless the context otherwise requires) (i) terms defined in the singular shall have comparable meanings when used in the plural, and vice versa, (ii) any pronoun used shall be deemed to cover all genders, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Assignment as a whole and not to any particular provision of this Assignment, (iv) all references to particular Articles, Sections, items, clauses, exhibits and schedules are references to the Articles, Sections, items, exhibits and schedules of and to this Assignment, (v) all references to any Person shall include such Person's heirs, executors, administrators, successors and assigns, (vi) any references to any Law shall be deemed to be a reference to such Law as it may have been or may be amended, supplemented or replaced from time to time, (vii) all references to any Loan Document or any other agreement, contract or instrument shall be deemed to include any amendments, supplements, extensions, waivers, modifications and replacements thereto and thereof, (viii) the word "including" shall mean "including without limitation", (ix) accounting terms not defined shall have the meanings given them under GAAP, and (x) Article, Section and other headings used in this Assignment are intended for convenience only and shall not affect the meaning or construction of this Assignment.

1.4                      Additional Defined Terms.  As used in this Assignment the following terms shall have the meanings indicated:

"Anchor Lease" shall mean any Lease now, or hereafter affecting the Real Estate Collateral, demising more than 10,000 square feet of leasable area.

"Lease" shall mean any lease, sublease, license agreement and other occupancy or use agreement (whether oral or written), which covers or relates to the Real Estate Collateral or any portion thereof, and all guaranties of any of the foregoing, together with all options therefor, amendments thereto and renewals, extensions and modifications thereof, including, without limitation, any cash or securities deposited under the Leases to secure performance by tenants of their obligations under the Leases, whether such cash or securities are to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due, and all guaranties of any of the foregoing, all of the foregoing whether now in existence or hereafter arising or created.

ARTICLE II
ASSIGNMENT; SECURITY

2.1                      Assignment.  The Assignor does hereby sell, assign, transfer, and set over unto the Assignee, its successors and assigns, all of the right, title and interest of the Assignor in, to, and under:

 (i)           all of the existing Leases as of the date hereof, and (ii) any and all other Leases entered into, arising or created from time to time;

 (ii)           all rents, earnings, income, issues, profits (including without limitation any additional rent due under the Leases, any security deposits in connection with the Leases, any payments made under any Lease in lieu of rent or any other payment, and any proceeds receivable by reason of tenants exercising any right of first refusal or any option to purchase any portion of the Real Estate Collateral) arising from the Real Estate Collateral or from the Leases and all other sums due or to become due under and pursuant thereto, including but not limited to all amounts due or to become due pursuant to guarantees of any such Leases or any such other amounts, and all of the Assignor's right, title and interest in and to such guarantees, all of the foregoing whether now in existence or hereafter arising;

(iii)           all proceeds payable under any policy of insurance covering loss of rents under any Lease or loss of any other amounts described in item (ii) above for any cause (except to the extent such proceeds are payable directly to the Assignor, as set forth in the Deed of Trust);

(iv)           all proceeds of and rights of the Assignor in connection with any condemnation proceeding, exercise of the right of eminent domain, sale in lieu of condemnation or eminent domain, or alteration of the grade of any street affecting the Real Estate Collateral or any part thereof; (except to the extent such proceeds are payable directly to the Assignor, as set forth in the Deed of Trust);

(v)           all tax refunds, rebates, and returns relating to the Real Estate Collateral or any part thereof;

(vi)           all rights, powers, privileges, options, and other benefits of the Assignor, as lessor, under the Leases, including, but not by way of limitation, (A) the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, administrative rents, use and occupancy payments, damages, moneys, and security payable or receivable under or with respect to the Leases, or pursuant to any of the provisions thereof, whether as rent or otherwise, (B) the right to accept or reject any offer made by any tenant or other Person which is a party to any Lease (each tenant or other such Person is hereinafter referred to as a "Tenant") pursuant to its Lease to purchase the Real Estate Collateral, or any part thereof, and/or any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such purchases as agent and attorney-in-fact for the Assignor, and (C) the right to make all waivers, agreements, and settlements, to give and receive all notices, consents, and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by law, and to do any and all other things whatsoever which the Assignor is or may become entitled to do under the Leases; and

(vii)           together with all other rights, powers, privileges, options and benefits of the Assignor in connection with the Real Estate Collateral, including without limitation, the right to use and possession of the Real Estate Collateral, and all parts thereof, and all personal property located on or used or usable in connection therewith;

all of the foregoing subject, however, to the right and license hereinafter granted by the Assignee to the Assignor in Section 5.4.

2.2                       Security.  This Assignment is made and given as security for, and shall remain in full force and effect until, (i) the payment in full of all Obligations, including but not limited to principal, interest and premium, if any, on the Note; and (ii) the full and complete performance and observance by the Assignor of all of the terms, covenants and conditions to be performed or observed by the Assignor under the Loan Documents.

ARTICLE III
REPRESENTATIONS; COVENANTS

3.1                       Representations and Warranties.  The Assignor hereby represents and warrants to the Assignee that, as of the date hereof and the date of the initial funding of the Loan, (i) the Assignor has not pledged or otherwise disposed of or encumbered any Leases, or any of the sums due or to become due thereunder; (ii) the Assignor has not performed any acts or executed any other instruments which might prevent the Assignee from operating under any of the terms and conditions of this Assignment or which would limit the Assignee in such operation; and (iii) the Assignor has not accepted or collected rent or any other payments under any Lease for any period subsequent to the current period for which such rent or other payment has already become due and payable.

3.2                       Affirmative Covenants.  The Assignor hereby covenants and agrees that it will:

(i)           observe, perform, and discharge, duly and punctually, all and singular, the obligations, terms, covenants, conditions and warranties of the Loan Documents to which the Assignor is a party and the Leases on the part of the Assignor to be kept, observed and performed;

(ii)           enforce the performance of each and every material obligation, term, covenant, condition, and agreement in each Lease by any tenant to be performed, and enforce all remedies available to the Assignor against any tenant under or any guarantor of a Lease in case of a default thereunder, and appear in and defend any action or proceeding arising under or in any manner connected with such Leases, all at the Assignor's sole cost and expense if so provided in such Lease, but in any event at no cost or expense to the Assignee;

(iii)           appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with any Lease or the obligations, duties, or liabilities of the Assignor or any tenant thereunder, and, at the request of the Assignee, to do so in the name and on behalf of the Assignee, but at the expense of the Assignor;

(iv)           deliver to the Assignee, (i) within a reasonable time after execution thereof all new Anchor Leases and each material amendment thereof and (ii) within a reasonable time after the request of the Bank all other new Leases on the Rent Roll and each material amendment thereof;

(vi)           procure and keep in force such insurance coverage with such insurers as is described in the Loan Documents;

(vii)           give prompt notice to the Assignee of any material default of which it is aware under any Anchor Lease, and promptly deliver to the Assignee a copy of any notice of any material default under any such Lease sent or received by the Assignor, and any notice of cancellation of any Lease, which is received by the Assignor from or on behalf of any tenant under such a Lease; and

(viii)                      at the request of the Assignee, execute and deliver to the Assignee such further documents and instruments and do and perform such other acts and things as the Assignee may deem reasonably necessary or appropriate, from time to time, to make effective this Assignment and the various covenants of the Assignor herein contained and to more effectively vest in and secure to the Assignee the sums due or hereafter to become due under the Leases, including, without limitation, the execution of such additional assignments as shall be deemed reasonably necessary by the Assignee to effectively vest in and secure to the Assignee all rents, income, and profits from and under any and all Leases.

3.3                      Negative Covenants.  The Assignor hereby covenants and agrees that it will not, without in each instance obtaining the prior written consent of the Assignee, which consent shall not be unreasonably withheld:

(i)           suffer or permit to occur any release of material liability of any tenant under or any guarantor of an Anchor Lease or the withholding of rent or of any other payment under an Anchor Lease;

(ii)          consent to the material release or reduction of any obligation of a tenant under or guarantor of any Anchor Lease;

(iii)         reduce or discount the rent or any other payments under any Anchor Lease by any material amount;

(iv)         accept payment of any installment of rent or any other payment under any Lease more than one month in advance of the due date thereof;

(v)          except as permitted in each Anchor Lease permit or consent to an assignment of any portion of the interest of any tenant under any Anchor Lease or to a subletting thereof;

(vi)         assign, pledge, encumber, or otherwise transfer any Lease or any right or interest of the Assignor thereunder or in any rent or other payment thereunder;

(vii)        assign, pledge, encumber, transfer or convey any interest of the Assignor in the Real Estate Collateral other than as permitted in the Agreement;

(viii)       request, consent to, agree to, or accept a subordination of any Lease to any deed of trust, mortgage or other lien or encumbrance now or hereafter affecting the Real Estate Collateral other than as permitted in the Agreement; or

3.4                      Indemnity by the Assignor.  The Assignor hereby agrees to indemnify and hold any Indemnified Person of, from, and against any and all liability, loss, damage, cost and expense which any such Person may or might incur under or by reason of this Assignment and of, from and against any and all claims and demands whatsoever which may be asserted against any such Person by reason of any alleged obligation or undertaking on the part of the Assignee to perform or discharge any of the terms, covenants or agreements contained herein or in the Leases, except for claims and demands arising due to the gross negligence or willful misconduct of the Assignee.  Should any such Person incur any such liability, loss or damage under or by reason of this Assignment, or in defense against any such claims or demands, then the amount thereof, including all reasonable costs, expenses, and attorneys' fees actually incurred in connection therewith, together with interest thereon at the Default Rate if such amount is not paid within five (5) days of demand therefor, shall be a part of the Obligations secured by this Assignment and by the other Loan Documents.  The Assignor shall reimburse the Assignee therefor within five (5) days after demand therefor, and upon failure of the Assignor to do so, the Assignee may declare all sums secured hereby, and the same shall thereupon become, immediately due and payable.

ARTICLE IV
DEFAULT

4.1           Event of Default.  "Event of Default" shall be as defined in the Loan Agreement.

ARTICLE V
RIGHTS OF ASSIGNEE

At any time after the occurrence of an Event of Default:

5.1           Powers of Assignee.  Assignee, without waving any default, shall, at its option, have the complete right, power and authority:

(i)           to terminate the right and license granted to the Assignor hereunder and thereafter, without taking possession, demand, collect, receive, and sue for the rents and other sums payable under the Leases; and

(ii)           without regard to the adequacy of the security, with or without process of law, personally, by agent, by attorney, by the Assignee under the Deed of Trust, or by a receiver to be appointed by court, to enter upon, take, and maintain possession of and operate the Real Estate Collateral, or any part thereof, together with all documents, books, records, papers and accounts relating thereto; exclude the Assignor, its agents and employees, therefrom; and hold, operate, manage and control the Real Estate Collateral, or any part or parts thereof, as fully and to same extent as the Assignor could do if in possession, and, in such event, without limitation and at the expense of the Assignor, from time to time:

(A)           rent or lease the whole or any part or parts of the Real Estate Collateral for such term or terms and on such conditions as may seem proper to the Assignee, including leases for terms expiring beyond the maturity of the Obligations secured by the Loan Documents, and cancel any Lease for any cause or on any ground which would entitle Assignor to cancel the same;

(B)           demand, collect and receive from the tenant or tenants now or hereafter in possession of the Real Estate Collateral, or any part thereof, or from other Persons liable therefor, all of the rents and other revenues from such tenant or tenants or other Persons which may now be due and unpaid and which may hereafter become due;

(C)           institute and prosecute any and all suits for the collection of rents and all other revenues from the Real Estate Collateral which may now be due and unpaid and which may hereafter become due; institute and carry on all legal proceedings necessary for the protection of the Real Estate Collateral, including such proceedings as may be necessary to recover the possession of the whole or of any part thereof; institute and prosecute summary proceedings for the removal of any tenant or tenants or other Persons from the Real Estate Collateral; and pay the costs and expenses of all such suits and proceedings out of the rents and other revenues received;

(D)           maintain the Real Estate Collateral and keep the same in repair, and pay, out of the rents and other revenues received, the costs of said maintenance and repairs, including the costs and expenses of all services of all agents and employees, including their equipment, and of all operating expenses and expenses of maintaining and keeping the Real Estate Collateral in repair and in proper condition;

(E)           employ an agent or agents to rent and manage the Real Estate Collateral and to collect the said rents and other revenues thereof and pay the reasonable value of its or their services out of the rents and other revenues received;

(F)           effect and maintain general liability insurance, fire insurance, boiler insurance, plate glass insurance, rent insurance, workmen's compensation law insurance, and generally such other insurance as is customarily in effect by an owner of real property of a style and kind similar to the Real Estate Collateral, or as Assignee may deem advisable or necessary to effect, and pay the premiums and other charges therefor out of the rents and other revenues received;

(G)           pay, out of the rents and other revenues received, all sums, and the interest thereon, now due to Assignee under the Loan Documents, and hereafter to become so due, and all taxes, assessments, and other charges now due and unpaid and which may hereafter become due and a charge or lien upon the Real Estate Collateral;

(H)           execute and comply with all applicable laws, rules, orders, ordinances, and requirements of any and all governmental authorities affecting the Real Estate Collateral and with all covenants, agreements, and restrictions relating to the Real Estate Collateral or to the use, occupancy or maintenance thereof, and pay the costs thereof out of the rents and other revenues received;

(I)           act exclusively and solely in the place and stead of the Assignor and to have all the powers of the Assignor for the purposes aforesaid; and

(J)           from time to time determine to which one or more of the aforesaid purposes the rents and other revenues shall be applied and the amount to be applied thereto.

5.2                      Application of Rents.  After payment of all proper charges and expenses, including the just and reasonable compensation for the services of the Assignee, its attorneys, agents, clerks, servants and others employed by the Assignee in connection with the operation, management and control of the Real Estate Collateral and the conduct of the business thereof, and such further sums as may be sufficient to indemnify the Assignee from and against any liability, loss, damage, cost and expense on account of any matter or thing done in good faith in pursuance of the rights and powers of the Assignee hereunder, the Assignee may, at its option, retain and apply the net amount of rents, revenues, income, issues, and profits arising from the Real Estate Collateral, in whole or in part, to any and all amounts due or owing to the Assignee from the Assignor under the terms and provisions of the Loan Documents, or any other agreement now or at any time hereafter existing between the Assignor and the Assignee.  The manner of the application of such net amount of rents, income, issues and profits and the obligations to which the same shall be applied shall be within the sole discretion of the Assignee.  The balance of such net amount of rents, revenues, income, issues, and profits shall be released to or upon the order of the Assignor.

5.3                      Attorney-in-Fact.  Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact, coupled with an interest, hereby grants and gives Assignee the full power and authority as principal for all purposes set forth herein, together with full power and authority to appoint a substitute or substitutes to perform any of the same and the right to revoke any such appointment at pleasure, and hereby ratifies and confirms whatsoever Assignee, as such attorney-in-fact, and its substitutes shall do by virtue of this appointment and grant of authority. Assignor acknowledges and agrees that the power of attorney herein granted is for the benefit of the Assignee and does not require the Assignee to act for the benefit of Assignor as principal; and the power of attorney herein granted is not intended to make the Assignee a fiduciary for Assignor.  The Assignee hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Assignee.  Assignor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.3 is irrevocable and coupled with an interest.

5.4                      Direction to Tenants.  The Assignor hereby consents to and irrevocably authorizes and directs the tenants under the Leases and any successors to the interest of said tenants, upon demand and notice from the Assignee of the right of the Assignee to receive the rent and other amounts payable under such Leases (which demand and notice shall not be made and delivered until an Event of Default has occurred), to pay to the Assignee the rents and other amounts due or to become due under the Leases, and said tenants shall have the right to rely upon such demand and notice from the Assignee and shall pay such rents and other amounts to the Assignee without any obligation or right to determine the actual existence of the right of the Assignee to receive such rents and other amounts, notwithstanding any notice from or claim of the Assignor to the contrary. The Assignor shall have no right or claim against said tenants for any such rents and other amounts so paid by said tenants to the Assignee.  The Assignor hereby agrees that, at the request of the Assignee, the Assignor will furnish each tenant under any Lease with a true and complete copy of this Assignment.  If the Real Estate Collateral or any part thereof is now or at any time hereafter used or occupied by the Assignor as a homestead or otherwise, then the Assignor shall pay to the Assignee, upon written demand by the Assignee, such sum per month as, in the opinion of the Assignee, is reasonable rent for the Real Estate Collateral so used or occupied, to be applied by the Assignee as herein provided, and, upon demand by the Assignee, the Assignor shall vacate the Real Estate Collateral to the Assignee.

5.5                      License to the Assignor.  Notwithstanding the foregoing provisions making and establishing a present and absolute transfer and assignment of the Leases and the rents, earnings, income, profits and payments under guarantees arising therefrom and from or relating to the Real Estate Collateral, so long as no Event of Default shall have occurred, the Assignor shall have the right and license to occupy the Real Estate Collateral as landlord or otherwise, to collect, use, and enjoy the rents, issues, profits and other sums payable under and by virtue of any Lease and from or relating to the Real Estate Collateral, but only as the same become due under the provisions of such Lease, and to enforce the covenants of each Lease, and all other rights described in Section 2.1 hereof.

5.6                      Right of Inspection.  The Assignee and its authorized agents and employees shall have the right, at the option of the Assignee, to enter into the Real Estate Collateral during normal business hours upon at least 24 hours' prior notice (provided, however, that no notice need be given during the continuance of an Event of Default) for the purpose of inspecting the same and, at the option of the Assignee, remedying any default or Event of Default hereunder on the part of the Assignor, including, but not limited to, any failure on the part of the Assignor to repair the Real Estate Collateral.

5.7                      Rights Optional.  The Assignee shall not be obligated to perform or discharge any obligation, duty or liability of the Assignor, nor shall the Assignee be responsible for its failure to exercise or enforce any rights granted to it under this Assignment.  Any failure or omission by the Assignee to enforce this Assignment for any period of time shall not impair the force or effect hereof or prejudice the rights of the Assignee, and the Assignee shall not be required under this Assignment to exercise or enforce any of the rights herein granted to it, it being understood that all matters contained herein are strictly within the discretion of the Assignee.  The Assignee shall not be obligated to perform or discharge any obligation of the Assignor under any Lease.  This Assignment in no manner places on the Assignee any responsibility for (i) the control, care, management or repair of the Real Estate Collateral, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Real Estate Collateral, or (iv) any dangerous or defective condition on the Real Estate Collateral (whether known or unknown).  The Assignor agrees to indemnify the Assignee for, and forever hold it harmless from, any and all claims arising out of, or in connection with, any Leases or any assignment thereof, except for those caused by the gross negligence or willful misconduct of the Assignee.

5.8                      Rights Cumulative.  No right or remedy herein conferred upon or otherwise available to the Assignee is intended to be or shall be construed to be exclusive of any other right or remedy, but each and every one of the rights and remedies of the Assignee hereunder are cumulative and not in lieu of, but in addition to, any rights or remedies which the Assignee may have under any of the other Loan Documents, at law, or in equity, any and all of which such rights and remedies may be exercised by the Assignee prior to, simultaneously with, or subsequent to any action taken hereunder.  Any and all rights and remedies of the Assignee may be exercised from time to time and as often as the Assignee deems such exercise to be expedient, and the delay or failure of the Assignee to avail itself of any of the terms, provisions, and conditions of this Assignment for any period of time, or at any time or times, shall not be construed or deemed to be or constitute a waiver or impairment thereof.  No delay or omission to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; nor shall the giving, taking or enforcement of any other or additional security, collateral, or guaranty for the payment of the Obligations secured under this Assignment operate to prejudice, waive or affect the security of this Assignment or any rights, power or remedies hereunder; nor shall the Assignee be required to first look to, enforce, or exhaust, any such other or additional security, collateral, or guaranty.  The Assignor hereby further agrees that (i) none of the rights or remedies of the Assignee available under any of the Loan Documents or otherwise shall be delayed or in any way prejudiced by this Assignment; (ii) notwithstanding any variation or modification, at any time, of the terms of any Loan Document or any extension of time for payment thereunder or under the Note or any release of part or parts of the security conveyed under any of the Loan Documents, the Leases and all of the benefits assigned hereunder shall continue as additional security in accordance with the terms hereof; and (iii) each and all of the Leases shall remain in full force and effect, irrespective of any merger of the interest of a lessor and tenant thereunder.

5.9                      Rights Throughout Redemption.  The right of the Assignee to collect and receive the rents, other revenues and payments under guarantees assigned hereunder, to take possession of the Real Estate Collateral, and/or to exercise any of the rights or powers herein granted to the Assignee shall, to the extent not prohibited by applicable law, also extend to the period from and after the filing of any suit to foreclose the lien of the Deed of Trust, including any period allowed by law for the redemption of the Real Estate Collateral, whether before or after any foreclosure sale.

5.10                      No Waiver.  The Assignor hereby agrees that the collection of rents and the application as aforesaid, the entry upon and taking of possession of the Real Estate Collateral, or any part thereof, or the exercise of any other right or remedy by the Assignee shall not (i) cure or waive any Event of Default hereunder or under any of the other Loan Documents; (ii) waive, modify, or affect any notice given hereunder; (iii) affect or impair any other right or remedy of the Assignee; or (iv) invalidate any act done pursuant to any such notice.  The enforcement of any right or remedy of the Assignee, once exercised, shall continue for so long as the Assignee shall elect, and if the Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, then the same or any other right or remedy hereunder or otherwise available may be reasserted at any time and from time to time upon any subsequent or continuing default.

5.11                      Indulgences by the Assignee.  In the event that the Assignee (i) grants any extension of time or forbearance with respect to the payment of any of the Obligations secured by this Assignment; (ii) takes other or additional security for the payment thereof; (iii) waives or fails to exercise any right granted herein or under any of the Loan Documents; (iv) grants any release, with or without consideration, of the whole or any part of the security held for the payment of the Obligations secured hereby or the release of any Person liable for payment of such debts; (v) amends or modifies, in any respect, any of the terms and provisions hereof or of any of the other Loan Documents (including substitution of another Note for the Note); then and in any such event, such act or omission to act shall not release the Assignor or any co-makers, sureties, or guarantors of this Assignment, the other Loan Documents or the Obligations, under any covenant of any of the Loan Documents, nor preclude the Assignee from exercising any right, power or privilege herein granted or intended to be granted in the event of any other Default or Event of Default then made or any subsequent Default or Event of Default, nor in any way impair or affect the lien or priority of this Assignment or any other Loan Document.

ARTICLE VI
GENERAL PROVISIONS

6.1                      Assignee Not a Mortgagee in Possession.  The acceptance by the Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall not, prior to actual entry upon and taking possession of the Real Estate Collateral by the Assignee (i) be deemed or construed to constitute the Assignee a mortgagee in possession; (ii) thereafter, at any time or in any event, impose any obligation whatsoever upon the Assignee to appear in or defend any action or proceeding relating to the Leases or the Real Estate Collateral, to take any action hereunder, to expend any money or incur any expenses, to perform or discharge any obligation, duty, or liability under the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to the Assignor by or on behalf of any tenant under any Lease and not assigned and actually delivered to the Assignee; or (iii) render the Assignee liable in any way for any injury or damage to person or property sustained by any Person in or about the Real Estate Collateral except for injuries or damages caused by the willful misconduct or gross negligence of the Assignee or its employees or agents.

6.2                      Successors of the Assignor.  In the event of the sale or transfer of all or any part of the Real Estate Collateral, by operation of law or otherwise, the Assignee is authorized and empowered to deal with the transferee with reference to this Assignment, the Real Estate Collateral, or the Obligations secured hereby, or with reference to any of the terms or conditions contained herein, as fully and to the same extent as it might deal with the Assignor and without in any way releasing or discharging any liabilities of the Assignor hereunder or under any of the Loan Documents.

6.3                      Integration.  This Assignment is the entire agreement between the parties relating to this assignment of rents, leases and profits, and, it supersedes all prior understandings and agreements between the parties with respect hereto.

6.4                      Relationship Between Assignee and Assignor.  Nothing contained herein, in any of the other Loan Documents, or in any other agreement, document, instrument or certificate shall in any manner be construed as making the Assignee and the Assignor partners or joint venturers or as creating any relationship between the Assignee and the Assignor other than that set forth in the Loan Documents to which the Assignor and the Assignee are parties.

6.5                      No Third Party Beneficiaries.  It is expressly intended, understood, and agreed that (i) this Assignment and the other Loan Documents are made and entered into for the sole protection and benefit of the Assignor and the Assignee and their respective successors and assigns (but in the case of the assigns of the Assignor, only to the extent permitted hereunder), and no other Person or Persons shall have any right to bring an action hereunder or rights to any Loan or other funds now or at any time hereafter secured or to be secured hereby; (ii) that such Loan does not constitute a trust fund for the benefit of any third party; (iii) that no third party shall under any circumstances be entitled to any equitable lien on any undisbursed Loan or other proceeds at any time; and (iv) that the Assignee shall have a lien upon and the right to direct application of any undisbursed Loan funds as additional security for the Loan Documents and the Obligations.

6.6                      Expenses of the Assignee.  In addition to the payment of other costs and expenses which the Assignor is required to pay pursuant to the other Loan Documents, if the Assignee is made a party to any suit or proceeding by reason of the interest of the Assignee in the Real Estate Collateral and this Assignment is placed in the hands of an attorney to defend or enforce any rights of the Assignee, then the Assignor shall reimburse the Assignee for all reasonable costs and expenses, including attorneys' fees, actually incurred by the Assignee in connection therewith, except where it is finally determined that the Assignee was separately negligent or acted in a willfully misconduct manner with respect to such suits and proceedings.  All amounts incurred by the Assignee hereunder shall be secured hereby and shall become part of the Obligations and shall be due and payable by the Assignor to the Assignee forthwith within five (5) days following demand therefor, with interest thereon at the Default Rate if not paid within five (5) days following demand.

6.7                      Notices.  All notices required to be delivered to this Assignment shall be in writing and shall be sent to the parties hereto in accordance with Section 8.5 of the Agreement, and shall become effective in accordance with the provisions of such Section 8.5.

6.8                      Applicable Law.  This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles thereof regarding conflict of laws, excepting applicable Federal law and except only to the extent precluded by the mandatory application of the law of another jurisdiction.

6.9                      Forum.  The parties hereto agree that any action or proceeding arising out of or relating to this Assignment shall be commenced in the Court of Common Pleas of Indiana County, Pennsylvania, or in the United States District Court for the Western District of Pennsylvania and each party agrees that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the party at its address specified in Section 6.7 of this Assignment, or as otherwise provided under the laws of the Commonwealth of Pennsylvania.  Further, the parties hereby specifically consent to the personal jurisdiction of the Court of Common Pleas of Indiana County, Pennsylvania, and the United States District Court for the Western District of Pennsylvania, and waive and hereby acknowledge that the parties are estopped from raising any claim that any such court lacks personal jurisdiction over such party so as to prohibit either such court from adjudicating any issues raised in a complaint filed with any such court against either party to this Assignment.  The Assignor hereby acknowledges and agrees that the choice of forum contained in this Section shall not be deemed to preclude the enforcement of any judgment obtained in any forum or the taking of any action under the Loan Documents to enforce the same in any appropriate jurisdiction.

6.10                      Amendments. The Assignor and the Assignee may from time to time enter into amendments, extensions, supplements and replacements to and of this Assignment, and the Assignee may from time to time waive compliance with a provision hereof.  No amendment, extension, supplement, replacement or waiver shall be effective unless it is in writing and is signed by the Assignor and the Assignee.  All waivers shall be effective only for the specific instance and for the specific purpose for which it is given.

6.11                      Successors and Assigns.  This Assignment shall be binding upon the Assignor and the Assignee and their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of the Assignor, the Assignee and their heirs, personal representatives, respective successors and assigns; provided, however, that the Assignor shall not assign its rights or duties hereunder without the prior written consent of the Assignee.

6.12                      Severability.    Any provision of this Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

6.13                      Counterparts.  This Assignment and any amendment hereto may be executed, acknowledged and delivered in several counterparts, and by each party on a separate counterpart, each of which, when so executed, acknowledged and delivered, shall constitute but one and the same instrument.  In proving this Assignment, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

6.14                      Duration.  This Assignment shall become null, void, and of no further force or effect upon the final payment in full of all of the Obligations.

6.15                      Waiver of Jury Trial.  Each of the Assignor and the Assignee irrevocably voluntarily and intentionally waives any and all right it may have to trial by jury in any action or proceeding of any kind or nature in any court, arising out of, under or by reason of this Assignment.  The Assignee and the Assignor acknowledge that this waiver of jury trial has been specifically negotiated as a part of this Assignment and the other Loan Documents.

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IN WITNESS WHEREOF, the Assignor, intending to be legally bound hereby, has caused this Assignment of Rents and Leases to be executed as of the date first written above, as an instrument under seal.

ATTEST/WITNESS: _______________________________ Name: Title:
GRAND CENTRAL LIMITED PARTNERSHIP, a Delaware limited partnership

By:  GLIMCHER GRAND CENTRAL, INC., a Delaware corporation, its general partner

By: _______________________(SEAL)
Name:  Mark E. Yale
Title:    Executive Vice President, Chief
 Financial Officer and Treasurer

WITNESS: _______________________________ Name:	FIRST COMMONWEALTH BANK By: __________________________ Name: Brian J. Pukylo Title: Vice President

ACKNOWLEDGEMENT

STATE OF OHIO                                            )
                                                                           )  SS:
COUNTY OF FRANKLIN                              )

On this, the ____ day of January, 2009, before me, a Notary Public, personally appeared Mark E. Yale, who acknowledged himself to be the Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Grand Central, Inc., a Delaware corporation, the general partner of Grand Central Limited Partnership, a Delaware limited partnership, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of Grand Central Limited Partnership by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

_______________________________
Notary Public

My Commission Expires:

ACKNOWLEDGEMENT

COMMONWEALTH OF PENNSYLVANIA                    )
                                                                                                 )  SS:
COUNTY OF ALLEGHENY                                                 )

On this, the ____ day of January, 2009, before me, a Notary Public, personally appeared Brian J. Pukylo, who acknowledged himself to be a Vice President of First Commonwealth Bank, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of First Commonwealth Bank by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

_______________________________
Notary Public

My Commission Expires:

EXHIBIT A

Legal Description of the Land

ASSIGNMENT OF RENTS AND LEASES

DATED JANUARY 29, 2009 AND
EFFECTIVE AS OF JANUARY 30, 2009

BY AND BETWEEN

GRAND CENTRAL LIMITED PARTNERSHIP
(Assignor)

AND

FIRST COMMONWEALTH BANK
(Assignee)

When Recorded Return To:

Matthew J. Malcho, Esquire
Tucker Arensberg, P.C.
1500 One PPG Place
Pittsburgh, Pennsylvania 15222